DALBY, WENDLAND & CO., PC
Certified Public Accountants & Consultants
464 Main Street
P.O. Box 480
Grand Junction, CO  81502-0430
Telephone 970/243-1921
Fax 970/243-9214


July 26, 2000



Ms. Margaret Quenemoen, President
Jagged Edge Mountain Gear
P.O. Box 2514
Telluride, CO  81435

Dear Ms. Quenemoen:

This is to confirm tha the client-auditor relationship between Jagged Edge Mountain Gear (commission File Number 000-28499) and Dalby, Wendland & Co., PC has ceased.

Sincerely,


/s/ Dalby, Wendland & Co., PC

DALBY, WENDLAND & CO., PC

C:  Office fo the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission